EXHIBIT 10.29

                            CPI AEROSTRUCTURES, INC.
                              200A Executive Drive
                            Edgewood, New York 11717


                                          As of January 1, 2003


Mr. Edward J. Fred
126 Brentwood Parkway
Brentwood, New York 11717

Dear Ed:

     This letter will serve to amend the Employment Agreement ("Employment Agreement") dated August 14, 2001 between you and CPI Aerostructures, Inc. (except as herein amended, all other provisions of the Employment Agreement shall remain in full force and effect).

     1. The first sentence of Section 1.1 of the Employment Agreement shall be amended to read as follows:

     "The Company shall continue to employ Executive from August 14, 2001 until December 31, 2001 as its Chief Financial Officer ("CFO") and Executive Vice President, from January 1, 2002 until December 31, 2002 as its President and CFO under the terms hereof, and from January 1, 2003 until December 31, 2005 as its Chief Executive Officer and President, and as its CFO until a suitable replacement CFO has been hired by the Company."

     All references to President, CFO and Executive Vice President in the remainder of the Employment Agreement shall be deemed to include a reference to CEO as well.

     If satisfactory, please sign a counterpart of this letter in the place below to confirm you agreement and return it to me.

                                          Sincerely,

                                          /s/ Arthur August
                                          ------------------------------
                                          Arthur August
                                          Chairman of the Board
AGREED:

/s/ Edward J. Fred
-------------------------
Edward J. Fred